Exhibit 99.1

December 9, 2003
For 5:00 pm EST Release
Contacts:	Shareholders'/Analysts' Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE'S ANNOUNCES O'MALLEY'S RESIGNATION
FROM BOARD OF DIRECTORS

MOORESVILLE, N.C. - Lowe's Companies, Inc. (NYSE: LOW) announced today the resignation of Thomas D. O'Malley from its Board of
Directors, effective immediately.  O'Malley cited time constraints due to other commitments in advising the Board of his decision.

"Tom has served Lowe's and our shareholders well since joining the Board in 2000," said Robert L. Tillman, Lowe's chairman and CEO.  "While we regret Tom's decision to step down due to time constraints, the Board certainly respects and understands his decision, and we wish him much success with his future business endeavors."

Tillman indicated a replacement will be announced at a later date.

With fiscal year 2002 sales of $26.5 billion, Lowe's Companies, Inc. is a FORTUNE 100 company that serves approximately nine million customers a week at more than 925 home improvement stores in 45 states. In 2003, FORTUNE named Lowe's America's Most Admired
Specialty Retailer. Based in Mooresville, N.C., the 57-year old company is the second-largest home improvement retailer in the world. For more information, visit Lowes.com
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